                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                              36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                          DEAN WITTER, DISCOVER & CO.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



     DELAWARE                                            36-3145972
 (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION
                                                       NUMBER)


      TWO WORLD TRADE CENTER
        NEW YORK, NEW YORK                                 10048
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 10th day of June, 1996.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            BY  /S/ JOHN R. PRENDIVILLE

               JOHN R. PRENDIVILLE
               VICE PRESIDENT



* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                June 10, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Dean Witter, Discover & Co. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        BY:      /S/ JOHN R. PRENDIVILLE
                                                 JOHN R. PRENDIVILLE
                                                 VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago       Call Date: 03/31/96  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460                                          Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                            C400          (see
                                                                           DOLLAR AMOUNTS IN             ------------     "ASSETS")
                                                                               THOUSANDS           RCFD  BIL MIL THOU     ---------
                                                                           -----------------       ----  ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)............                            0081   3,047,140        1.a.
    b. Interest-bearing balances(2).....................................                            0071   8,488,390        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)........                            1754           0        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).....                            1773     997,155        2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold...............................................                            0276   3,384,301        3.a.
    b. Securities purchased under agreements to resell..................                            0277     685,531        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C).... RCFD 2122 16,884,488                               4.a.
    b. LESS: Allowance for loan and lease losses........................ RCFD 3123    358,448                               4.b.
    c. LESS: Allocated transfer risk reserve............................ RCFD 3128          0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).............................                            2125  16,526,040        4.d.
5.  Assets held in trading accounts.....................................                            3545  10,974,841        5.
6.  Premises and fixed assets (including capitalized leases)............                            2145     592,581        6.
7.  Other real estate owned (from Schedule RC-M)........................                            2150       9,952        7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)...........................                            2130      42,098        8.
9.  Customers' liability to this bank on acceptances
    outstanding.........................................................                            2155     564,435        9.
10. Intangible assets (from Schedule RC-M)..............................                            2143      96,463       10.
11. Other assets (from Schedule RC-F)...................................                            2160   1,703,124       11.
12. Total assets (sum of items 1 through 11)............................                            2170  47,112,051       12.
- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:           The First National Bank of Chicago     Call Date:    03/31/96 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Suite 0460                                          Page RC-2
City, State  Zip:              Chicago, IL  60670-0460
FDIC Certificate No.:          0/3/6/1/8
                               ---------
SCHEDULE RC-CONTINUED
                                                                        DOLLAR AMOUNTS IN
                                                                            Thousands                      BIL MIL THOU
                                                                       -------------------                 -----------
LIABILITIES
13. Deposits:
 a. In domestic offices (sum of totals of columns A and C
    from Schedule RC-E, part 1)......................................                         RCON 2200     14,251,874    13.a.
    (1) Noninterest-bearing(1).......................................  RCON 6631  5,707,786                               13.a.(1)
    (2) Interest-bearing.............................................  RCON 6636  8,544,088                               13.a.(2)
 b. In foreign offices, Edge and Agreement subsidiaries, and
    IBFs (from Schedule RC-E, part II)...............................                         RCFN 2200     12,839,836    13.b.
    (1) Noninterest bearing.......................................... RCFN 6631    196,311                                13.b.(1)
    (2) Interest-bearing............................................. RCFN 6636 12,643,525                                13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.......................................                         RCFD 0278      2,692,008      14.a.
    b. Securities sold under agreements to repurchase................                         RCFD 0279      1,165,032      14.b.
15. a. Demand notes issued to the U.S. Treasury......................                         RCON 2840         77,000      15.a.
    b. Trading Liabilities...........................................                         RCFD 3548      7,103,300      15.b.
16. Other borrowed money:
    a. With original maturity of one year or less....................                         RCFD 2332      2,223,560      16.a.
    b. With original maturity of more than one year..................                         RCFD 2333        144,665      16.b.
17. Mortgage indebtedness and obligations under
    capitalized leases...............................................                         RCFD 2910        283,041      17.
18. Bank's liability on acceptance executed and outstanding..........                         RCFD 2920        564,435      18.
19. Subordinated notes and debentures................................                         RCFD 3200      1,275,000      19.
20. Other liabilities (from Schedule RC-G)...........................                         RCFD 2930      1,411,087      20.
21. Total liabilities (sum of items 13 through 20)...................                         RCFD 2948     44,030,838      21.
22. Limited-Life preferred stock and related surplus.................                         RCFD 3282              0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................                         RCFD 3838              0      23.
24. Common stock.....................................................                         RCFD 3230        200,858      24.
25. Surplus (exclude all surplus related to preferred stock).........                         RCFD 3839      2,320,326      25.
26. a. Undivided profits and capital reserves........................                         RCFD 3632        559,707      26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities.................................                         RCFD 8434            730      26.b.
27. Cumulative foreign currency translation adjustments..............                         RCFD 3284           (408)     27.
28. Total equity capital (sum of items 23 through 27)................                         RCFD 3210      3,081,213      28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28).....................                         RCFD 3300     47,112,051      29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for
     the bank by independent external                                                Number
                                                                             --------------
     auditors as of any date during 1995 ................................... RCFD 6724    2                                 M.1.
                                                                             --------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

 4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

 5 =  Review of the bank's financial statements by external auditors

 6 =  Compilation of the bank's financial statements by external auditors

 7 =  Other audit procedures (excluding tax preparation work)

 8 =  No external audit work
- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.